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                                                             EXHIBIT 24.2.a.(ii)

                       CERTIFICATE OF LIMITED PARTNERSHIP

                                       OF

                        SEI OPPORTUNITY MASTER FUND, L.P.

         The undersigned, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, does hereby certify as follows:

         1. The name of the limited partnership is SEI Opportunity Master Fund, L.P.

         2. The address of the limited partnership's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle. The name of the limited partnership's registered agent for service of process in the State of Delaware at such address is The Corporation Trust Company.

         3. The name and mailing address of each general partner is as follows:

               NAME                                         MAILING ADDRESS

           SEI Funds, Inc.                             One Freedom Valley Drive
                                                       Oaks, Pennsylvania 19456

         IN WITNESS WHEREOF, the undersigned, the sole general partner of the limited partnership formed hereby, has executed this Certificate of Limited Partnership of SEI Opportunity Master Fund, L.P. , as of June 30, 2003.

                                                       SEI Funds, Inc.

                                                       By: _____________________
                                                       Name:
                                                       Title: